Registration No. 333-211139

Registration No. 333-212484

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON

FORM S-3 TO FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CardConnect Corp.

(Exact name of registrant as specified in its charter)

Delaware	7389	46-5380892
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

1000 Continental Drive, Suite 300

King of Prussia, PA 19406

(484) 581-2200

 (Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Options Assumed by CardConnect Corp.

Originally Granted Under the

FTS Holding Corporation 2010 Stock Option Plan

(Full Title of the Plan)

Jeffrey Shanahan

Chief Executive Officer and President

CardConnect Corp.

1000 Continental Drive, Suite 300

King of Prussia, PA 19406

(484) 581-2200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with copies to:

Amanda Abrams

J. Baur Whittlesey

Ledgewood PC

2001 Market Street, Suite 3400

Philadelphia, PA 19103

Phone: (215) 731-9450

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (2)
Common Stock, par value $0.001 per share	799,927	N/A	N/A	N/A

(1)	This Post-Effective Amendment No. 2 on Form S-3 covers shares of the Registrant’s common stock originally registered on the Registration Statement on Form S-4 to which this filing is an amendment and issuable under outstanding options granted under the FTS Holding Corporation 2010 Stock Option Plan and assumed by the Registrant. See “Explanatory Note.” Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such additional shares of common stock that become available under the foregoing plan in connection with changes in the number of shares of outstanding common stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits.

(2)	The registration fee in respect of such shares of common stock was previously paid at the time of the original filing of the Registration Statement on Form S-4 relating to such common stock.

INTRODUCTORY NOTE

On July 29, 2016, we consummated the acquisition of FTS Holding Corporation by the merger of FTS Holding Corporation with and into out wholly-owned subsidiary, FinTech Merger Sub, Inc. (the “Merger”).

In connection with the closing of the Merger, we changed our name from FinTech Acquisition Corp. to CardConnect Corp. and FinTech Merger Sub, Inc. changed its name to FTS Holding Corporation. Unless the context otherwise requires, “we,” “us,” “our,” and the “Company” refer to the combined company and its subsidiaries following the Merger, “FinTech” refers to the company prior to the closing of the Merger and “CardConnect” refers to FTS Holding Corporation prior to the Merger.

EXPLANATORY NOTE

CardConnect Corp., a Delaware corporation, hereby amends its Registration Statements on Form S-4 (Registration Nos. 333-211139 and 333-212484) (together and as previously amended, the “Form S-4”) by filing this Post-Effective Amendment No. 2 on Form S-3 (the “Post-Effective Amendment No. 2”). The Form S-4, as amended by this Post-Effective Amendment No. 2, is referred to as the “Registration Statement.” The Form S-4 was filed in connection with the Merger. This Post-Effective Amendment No. 2 relates to 799,927 shares of the Company’s common stock, par value $0.001 per share, originally registered on the Form S-4 that may be issued pursuant to options issued under the FTS Holding Corporation 2010 Stock Option and held by former employees or consultants or other service providers of CardConnect.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 4, 2016

PROSPECTUS

CardConnect Corp.

Common Stock

We are offering a total of up to 799,927 shares of CardConnect Corp. common stock that are issuable to certain former employees or consultants or other service providers of CardConnect upon the exercise or settlement of outstanding stock options (the “Options”) issued under the FTS Holding Corporation 2010 Stock Option Plan, as amended. We will receive the exercise price of the Options if and when such Options are exercised.

Investing in our securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus, in our periodic filings made with the Securities and Exchange Commission and the applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this prospectus, any prospectus supplement and the documents incorporated by reference into this prospectus. We have not authorized anyone else to give you different information. If anyone provides you with additional, different or inconsistent information, you should not rely on it. We are not offering these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we previously filed or hereafter file with the Securities and Exchange Commission (the “SEC”) that is incorporated by reference into this prospectus, is accurate as of any date other than its respective date. We will disclose material changes in our affairs in an amendment to this prospectus, a prospectus supplement or a future filing with the SEC incorporated by reference in this prospectus.

The date of this prospectus is             , 2016

THE COMPANY

CardConnect Corp., a Delaware corporation, is a provider of payment processing solutions to merchants throughout the United States. Our secure, proprietary platform allows us to provide payment solutions, superior customer support and first-rate tools for our distribution partners and merchants. Our solutions and services enable distribution partners to effectively manage their business and for merchants to securely accept electronic payments.

We were formed in November 2013 as a special purpose acquisition company for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination. On July 29, 2016, we acquired CardConnect pursuant to the Merger and changed our name to CardConnect Corp. in connection with the Merger. Prior to the Merger, our securities were traded on the NASDAQ Capital Market under the symbols “FNTCU,” “FNTC” and “FNTCW.” Upon the closing of the Merger, we continued the listing of our common stock and warrants on the NASDAQ Capital Market under the symbols “CCN” and “CCNWW,” respectively, effective August 1, 2016.

CardConnect was founded in 2006 as Financial Transaction Services, LLC and in September 2010, merged into FTS Holding Corp. in connection with the sale of a controlling interest in the company.

For further discussion of the material elements of our business, please refer to the description of our business in our Current Report on Form 8-K filed with the SEC on August 4, 2016, which description is incorporated herein by reference.

The mailing address of our principal executive office is 1000 Continental Drive, Suite 300, King of Prussia, Pennsylvania 19406 and our telephone number is (484) 581-2200. Our website address is www.cardconnect.com. The information found on our website is not part of this prospectus.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below and any risks incorporated by reference to our other filings with the SEC from time to time. Our business, prospects, financial condition or operating results could be harmed by any of these risks, as well as other risks not currently known to us or that we currently consider immaterial. The trading price of our securities could decline due to any of these risks, and, as a result, you may lose all or part of your investment. Before deciding whether to invest in our securities you should also refer to the other information contained or incorporated by reference in this prospectus.

Risks Relating to Our Business

The payment processing industry is highly competitive and such competition is likely to increase, which may adversely influence the prices we can charge to merchants for our services and the compensation we must pay to our distribution partners, and as a result, our profit margins.

The payment processing industry is highly competitive. We primarily compete in the small and medium business (“SMB”) merchant industry. Competition has increased recently as other providers of payment processing services have established a sizable market share in the SMB merchant industry, with the largest ten processors representing approximately 80% of the SMB market. Our primary competitors for SMB merchants in these markets include financial institutions and their affiliates and well-established payment processing companies that target SMB merchants directly and through third parties, including Bank of America Merchant Services, Chase Paymentech, Elavon, Inc. (a subsidiary of U.S. Bancorp), First Data Corporation, Vantiv, Inc., Global Payments, Inc., Heartland Payment Systems, Inc. (an affiliate of Global Payments, Inc.), BluePay and Square. Competing with financial institutions is challenging because, unlike us, they often bundle processing services with other banking products and services. We also compete with many of these same entities for the assistance of distribution partners. For example, many of our distribution partners are not exclusive to us but also have relationships with our competitors, such that we have to continually expend resources to maintain those relationships. Our growth will depend on the continued growth of payments with prepaid, debit and credit cards, which we refer to as Electronic Payments, and our ability to increase our market share through successful competitive efforts to gain new merchants and distribution partners.

In addition, many financial institutions, subsidiaries of financial institutions or well-established payment processing companies with which we compete, have substantially greater capital, technological, management and marketing resources than we have. These factors may allow our competitors to offer better pricing terms to merchants and more attractive compensation to distribution partners, which could result in a loss of our potential or current merchants and distribution partners. This competition may effectively limit the prices we can charge our merchants, cause us to increase the compensation we pay to our distribution partners and require us to control costs aggressively in order to maintain acceptable profit margins. Our future competitors may also develop or offer services that have price or other advantages over the services we provide.

We are also facing new competition from emerging and non-traditional payment processing companies as well as traditional companies offering alternative electronic payments services and products. Certain of these competitors integrate proprietary software and service solutions with electronic payments services and have significant financial resources and robust networks that could allow them to have access to merchants needing electronic payments services. If these new entrants gain a greater share of total electronic payments transactions, they could impact our ability to retain and grow our relationships with merchants and distribution partners. These new entrants also may compete in ways that minimize or remove the role of traditional, point of sale, or POS software in the electronic payments process upon which our services are based, which could also limit our ability to retain or grow those relationships.

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To acquire and retain a segment of our merchants, we depend in part on distribution partners that may not serve us exclusively and are subject to attrition.

We rely in significant part on the efforts of integrated service vendors and referral partners to market our services to merchants seeking to establish a merchant acquiring relationship. These distribution partners seek to introduce us, as well as our competitors, to newly established and existing SMB merchants, including retailers, restaurants and other businesses. Generally, our agreements with distribution partners (with the exception of a portion of our integrated technology partners and bank referral partners) are not exclusive and distribution partners retain the right to refer merchants to other merchant acquirers. Gaining and maintaining loyalty or exclusivity can require financial concessions to maintain current distribution partners and merchants or to attract potential distribution partners and merchants from our competitors. We have been required, and expect to be required in the future, to make concessions when renewing contracts with our distribution partners and such concessions can have a material impact on our financial condition or operating performance. If these distribution partners switch to another merchant acquirer, cease operations or become insolvent, we will no longer receive new merchant referrals from them, and we risk losing existing merchants that were originally enrolled by them. Additionally, our distribution partners are subject to the requirements imposed by our bank sponsors, which may result in fines to them for non-compliance and may, in some cases, result in these entities ceasing to refer merchants to us. We cannot accurately predict the level of attrition of our distribution partners or merchants in the future, particularly those merchants we acquired as customers in the portfolio acquisitions we have completed in the past six years, which makes it difficult for us to forecast growth. If we are unable to establish relationships with new distribution partners or merchants, or otherwise increase our transaction processing volume in order to counter the effect of this attrition, our revenues will decline.

Unauthorized disclosure of merchant or cardholder data, whether through breach of our computer systems, computer viruses, or otherwise, could expose us to liability, protracted and costly litigation and damage our reputation.

We are responsible for data security for our self and for third parties with whom we partner and under the rules and regulations established by the payment networks, such as Visa, MasterCard, Discover and American Express, and debit card networks. These third parties include merchants, our distribution partners and other third-party service providers and agents. We and other third parties collect, process, store and/or transmit sensitive data, such as names, addresses, social security numbers, credit or debit card numbers and expiration dates, driver’s license numbers and bank account numbers. We have ultimate liability to the payment networks and our bank sponsors that register us with Visa or MasterCard for our failure or the failure of third parties with whom we contract to protect this data in accordance with payment network requirements. The loss, destruction or unauthorized modification of merchant or cardholder data by us or our contracted third parties could result in significant fines, sanctions and proceedings or actions against us by the payment networks, governmental bodies, consumers or others.

Threats may derive from human error, fraud or malice on the part of employees or third parties, or may result from accidental technological failure. For example, certain of our employees have access to sensitive data that could be used to commit identity theft or fraud. Concerns about security increase when we transmit information electronically because such transmissions can be subject to attack, interception or loss. Also, computer viruses can be distributed and spread rapidly over the Internet and could infiltrate our systems or those of our contracted third parties. Denial of service or other attacks could be launched against us for a variety of purposes, including interfering with our services or to create a diversion for other malicious activities. These types of actions and attacks and others could disrupt our delivery of services or make them unavailable. Any such actions or attacks against us or our contracted third parties could hurt our reputation, force us to incur significant expenses in remediating the resulting impacts, expose us to uninsured liability, result in the loss of our bank sponsors or our ability to participate in the payment networks, subject us to lawsuits, fines or sanctions, distract our management or increase our costs of doing business.

We and our contracted third parties could be subject to breaches of security by hackers. Our encryption of data and other protective measures may not prevent unauthorized access to or use of sensitive data. A breach of a system may subject us to material losses or liability, including payment network fines, assessments and claims for unauthorized purchases with misappropriated credit, debit or card information, impersonation or other similar fraud claims. A misuse of such data or a cybersecurity breach could harm our reputation and deter merchants from using electronic payments generally and our services specifically, thus reducing our revenue. In addition, any such misuse or breach could cause us to incur costs to correct the breaches or failures, expose us to uninsured liability, increase our risk of regulatory scrutiny, subject us to lawsuits, and result in the imposition of material penalties and fines under state and federal laws or by the payment networks. While we maintain insurance coverage that may, subject to policy terms and conditions, cover certain aspects of cyber risks, our insurance coverage may be insufficient to cover all losses. In addition, a significant cybersecurity breach of our systems or communications could result in payment networks prohibiting us from processing transactions on their networks or the loss of our bank sponsors that facilitate our participation in the payment networks, either of which could materially impede our ability to conduct business.

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Although we generally require that our agreements with distribution partners or our service providers which may have access to merchant or cardholder data include confidentiality obligations that restrict these parties from using or disclosing any merchant or cardholder data except as necessary to perform their services under the applicable agreements, we cannot guarantee that these contractual measures will prevent the unauthorized use, modification, destruction or disclosure of data or allow us to seek reimbursement from the contracted party. In addition, many of our merchants are small and medium businesses that may have limited competency regarding data security and handling requirements and may thus experience data breaches. Any unauthorized use, modification, destruction or disclosure of data could result in protracted and costly litigation, and our incurring significant losses.

In addition, our agreements with our bank sponsors and our third-party payment processors (as well as payment network requirements) require us to take certain protective measures to ensure the confidentiality of merchant and consumer data. Any failure to adequately comply with these protective measures could result in fees, penalties, litigation or termination of our bank sponsor agreements.

Any significant unauthorized disclosure of sensitive data entrusted to us would cause significant damage to our reputation, and impair our ability to attract new integrated technology and referral partners, and may cause parties with whom we already have such agreements to terminate them.

Potential distribution partners and merchants may be reluctant to switch to a new merchant acquirer, which may adversely affect our growth.

Many potential distribution partners and merchants worry about potential disadvantages associated with switching merchant acquirers, such as a loss of accustomed functionality, increased costs and business disruption. For our distribution partners, switching to us from another merchant acquirer or integrating with us may constitute a significant undertaking. As a result, many distribution partners and merchants often resist change. There can be no assurance that our strategies for overcoming potential reluctance to change vendors or initiate a relationship with us will be successful, and this resistance may adversely affect our growth and performance results.

As we increase our sales efforts toward larger enterprise customers, our sales cycle may become more time-consuming, expensive and harmful to our business.

While the primary source of our revenue is derived from the SMB merchant segment, we also compete in, and have increased our sales efforts toward, larger businesses that primarily utilize sophisticated Enterprise Resource Planning (“ERP”) systems to manage their businesses (referred to as “Enterprise” customers). As we increase our sales efforts at Enterprise customers, we will face greater costs, longer sales cycles and less predictability in completing some of our sales. A prospective Enterprise customer’s decision to use our solutions may be an enterprise-wide decision and, if so, these sales would require us to provide greater education to the prospective customer about our solutions’ uses and benefits. Additionally, implementation of our services may be more costly and time consuming because larger customers typically demand more customization, integration services and features. Consequently, these sales opportunities may require us to devote greater sales support and professional services resources to individual sales, increasing the costs and time required to complete sales and diverting sales and professional services resources to a smaller number of larger transactions. We cannot guarantee you that we will be able to increase our Enterprise customer base and our sales efforts to obtain such customers may become time consuming, costly and harmful to our financial performance.

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We are subject to extensive government regulation, and any new laws and regulations, industry standards or revisions made to existing laws, regulations or industry standards affecting the electronic payments industry may have an unfavorable impact on our business, financial condition and results of operations.

We are subject to numerous regulations that affect electronic payments including, U.S. financial services regulations, consumer protection laws, escheat regulations, and privacy and information security regulations. Regulation and proposed regulation of our industry has increased significantly in recent years. Changes to statutes, regulations or industry standards, including interpretation and implementation of statutes, regulations or standards, could increase our cost of doing business or affect the competitive balance. Failure to comply with regulations may have an adverse effect on our business, including the limitation, suspension or termination of services provided to, or by, third parties, and the imposition of penalties or fines.

Interchange fees, which are typically paid by the payment processor to the issuer in connection with electronic payments, are subject to increasingly intense legal, regulatory, and legislative scrutiny. In particular, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or The Dodd-Frank Act, significantly changed the U.S. financial regulatory system, including by regulating and limiting debit card fees charged by certain issuers, allowing merchants to set minimum dollar amounts for the acceptance of credit cards and allowing merchants to offer discounts or other incentives for different payment methods.

New rules implementing the Dodd-Frank Act also contain certain prohibitions on payment network exclusivity and merchant routing restrictions. These restrictions could limit the number of debit transactions, and prices charged per transaction, which would negatively affect our business. The Dodd-Frank Act also created the Consumer Financial Protection Bureau, or the CFPB, which has assumed responsibility for most federal consumer protection laws, and the Financial Stability Oversight Council, which has the authority to determine whether any non-bank financial company, such as us, should be supervised by the Board of Governors of the Federal Reserve System, or the Federal Reserve, because it is systemically important to the U.S. financial system. Any such designation would result in increased regulatory burdens on our business, which increases our risk profile and may have an adverse impact on our business, financial condition and results of operations.

We and many of our merchants are subject to Section 5 of the Federal Trade Commission Act prohibiting unfair or deceptive acts or practices. That statement and other laws, rules and or regulations, including the Telemarketing Sales Act, may directly impact the activities of certain of our merchants and, in some cases, may subject us, as the merchant’s electronic processor or provider of certain services, to investigations, fees, fines and disgorgement of funds if we were deemed to have improperly aided and abetted or otherwise provided the means and instrumentalities to facilitate the illegal or improper activities of the merchant through our services. Various federal and state regulatory enforcement agencies, including the Federal Trade Commission and state attorneys general, have authority to take action against non-banks that engage in unfair or deceptive practices or violate other laws, rules and regulations and to the extent we are processing payments or providing services for a merchant that may be in violation of laws, rules and regulations, we may be subject to enforcement actions and as a result may incur losses and liabilities that may impact our business.

Our business may also be subject to the Fair Credit Reporting Act, or the FCRA, which regulates the use and reporting of consumer credit information and also imposes disclosure requirements on entities that take adverse action based on information obtained from credit reporting agencies. We could be liable if our practices under the FCRA are not in compliance with the FCRA or regulations under it.

Separately, the Housing Assistance Tax Act of 2008 included an amendment to the Internal Revenue Code of 1986, as amended, or the Code, that requires, the filing of yearly information returns by payment processing entities and third-party settlement organizations with respect to payments made in settlement of electronic payment transactions and third-party payment network transactions occurring in that calendar year. Reportable transactions are also subject to backup withholding requirements. We could be liable for penalties if our information returns do not comply with these regulations.

These and other laws and regulations, even if not directed at us, may require us to make significant efforts to change our products and services and may require that we incur additional compliance costs and change how we price our services to merchants. Implementing new compliance efforts may be difficult because of the complexity of new regulatory requirements, and may cause us to devote significant resources to ensure compliance. Furthermore, regulatory actions may cause changes in business practices by us and other industry participants which could affect how we market, price and distribute our products and services, which could limit our ability to grow, reduce our revenues, or increase our costs. In addition, even an inadvertent failure to comply with laws and regulations, as well as rapidly evolving social expectations of corporate fairness, could damage our business or our reputation.

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Governmental regulations designed to protect or limit access to or use of consumer information could adversely affect our ability to effectively provide our services to merchants.

Governmental bodies in the United States have adopted, or are considering the adoption of, laws and regulations restricting the use, collection, storage, and transfer of, and requiring safeguarding of, non-public personal information. Our operations are subject to certain provisions of these laws. Relevant federal privacy laws include the Gramm-Leach-Bliley Act of 1999, which applies directly to a broad range of financial institutions and indirectly, or in some instances directly, to companies that provide services to financial institutions. These laws and regulations restrict the collection, processing, storage, use and disclosure of personal information, require notice to individuals of privacy practices and provide individuals with certain rights to prevent the use and disclosure of protected information. These laws also impose requirements for safeguarding and proper destruction of personal information through the issuance of data security standards or guidelines. In addition, there are state laws restricting the ability to collect and utilize certain types of information such as Social Security and driver’s license numbers. Certain state laws impose similar privacy obligations as well as obligations to provide notification of security breaches of computer databases that contain personal information to affected individuals, state officers and consumer reporting agencies and businesses and governmental agencies that own data.

In May 2014, the Executive Office of the President of the United States issued two reports on the subjects of Big Data and Privacy. These reports indicate the potential, if not likelihood, for increased regulation of the collection, storage, use and transfer of personal information. Particularly, these reports seek to emphasize the need for future regulation of use of personal information. Any such changes may cause changes in business practices by us and other industry participants which could affect how we market, price and distribute our products and services, which limit our ability to grow, reduce our revenues or increase our costs.

In connection with providing services to our merchants, we are required by regulations and contracts with them and with our financial institution referral partners to provide assurances regarding the confidentiality and security of non-public consumer information. These contracts require periodic audits by independent companies regarding our compliance with industry standards and also allow for similar audits regarding best practices established by regulatory guidelines. The compliance standards relate to our infrastructure, components and operational procedures designed to safeguard the confidentiality and security of non-public consumer personal information shared by our merchants with us. Our ability to maintain compliance with these standards and satisfy these audits will affect our ability to attract, grow and maintain business in the future. If we fail to comply with the laws and regulations relating to the protection of data privacy, we could be exposed to suits for breach of contract or to governmental proceedings. In addition, our relationships and reputation could be harmed, which could inhibit our ability to retain existing merchants and distribution partners and obtain new merchants and distribution partners.

If more restrictive privacy laws or rules are adopted by authorities in the future on the federal or state level, our compliance costs may increase and our ability to perform due diligence on, and monitor the risk of, our current and potential merchants may decrease, which could create liability for us. Additionally, our opportunities for growth may be curtailed by our compliance capabilities or reputational harm, and our potential liability for security breaches my increase.

Failure to comply with the rules established by payment networks or standards established by third-party processors could result in those networks or processors imposing fines or the networks suspending or, terminating our registrations through our bank sponsors.

In order to provide our merchant acquiring services, we are registered through our bank sponsors with the Visa and MasterCard networks as service providers for member institutions. More than 85% of our $19.5 billion in processing volume in the fiscal year ended December 31, 2015 was attributable to transactions processed on the Visa and MasterCard networks. We are also registered directly with other payment networks, including Discover and American Express. As such, we and our merchants are subject to payment network rules. The payment networks routinely update and modify requirements applicable to merchant acquirers including rules regulating data integrity, third-party relationships (such as those with respect to bank sponsors), merchant chargeback standards and Payment Card Industry and Data Security Standards (the “PCI DSS”). Standards governing our third-party processing agreements may also impose requirements with respect to compliance with PCI DSS.

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If we do not comply with the payment network requirements or standards governing our third-party processing agreements, our transaction processing capabilities could be delayed or otherwise disrupted, and recurring non-compliance could result in the payment networks or third-party processors seeking to fine us, the payment networks suspending or terminating our registrations which allow us to process transactions on their networks, which would make it impossible for us to conduct our business on its current scale.

We have received notices of non-compliance and fines, which have typically related to excessive chargebacks by a merchant, data security failures or merchant non-compliance with PCI DSS on the part of a merchant. If we are unable to resolve the issues presented in such notices, recover fines from or pass-through costs to our merchants, or recover losses under insurance policies, we would experience a financial loss and any such loss could be significant. Under certain circumstances specified in the payment network rules or our third-party processing agreements, we may be required to submit to periodic audits, self-assessments or other assessments of our compliance with the PCI DSS. Such activities may reveal that we have failed to comply with the PCI DSS. In addition, even if we comply with the PCI DSS, there is no assurance that we will be protected from a security breach. The termination of our registration with the payment networks, or any changes in payment network or issuer rules that limit our ability to provide merchant acquiring services, could have an adverse effect on our payment processing volumes, revenues and operating costs.

If an audit or self-assessment under PCI DSS identifies any deficiencies that we need to remediate, the remediation efforts may distract our management team and be expensive and time consuming.

Changes in payment network rules or standards could adversely affect our business, financial condition and results of operations.

Payment network rules are established and changed from time to time by each payment network as they may determine in their sole discretion and with or without advance notice to their participants. The timelines imposed by the payment networks for expected compliance with new rules have historically been, and may continue to be, highly compressed, requiring us to quickly implement changes to our systems which increases the risk of non-compliance with new standards. In addition, the payment networks could make changes to interchange or other elements of the pricing structure of the merchant acquiring industry that would have a negative impact on our results of operations.

An example of a recent payment network standard is Europay, Mastercard and Visa (“EMV”), a credit and debit authentication methodology mandated by Visa, MasterCard, American Express and Discover that was to be supported by payment processors by April 2013 and by merchants by October 2015. This standard sets new requirements, including requiring POS systems to be capable of accepting the more secure “chip” cards that utilize the EMV standard and setting new rules for data handling and security. We are liable to our EMV networks for losses resulting from fraudulent Electronic Payments made at our merchant customers that have not yet complied with the mandate by implementing EMV compliant payment terminals. Our contracts seek to mitigate this risk by allowing us to recover these fraud-related losses from our merchant customers. However, our merchant customers may be insolvent or we may otherwise be unable to recover these fraud-related losses in full or at all. We have invested significant resources to ensure our systems’ compliance and to assist our merchants in becoming EMV compliant. Any failure to recover fraud-related losses from our merchants that have not yet complied with EMV standards could result in our incurring material losses.

There may be a decline in the use of Electronic Payments as a payment mechanism for consumers or adverse developments with respect to the electronic payments industry in general which could adversely affect our business, financial condition and operating results.

Maintaining or increasing our profitability is dependent on consumers and businesses continuing to use credit, debit and prepaid cards at the same or greater rate than previously. If consumers do not continue to use these cards for their transactions or if there is a change in the mix of payments between cash and Electronic Payments which is adverse to us our business could decline and we could incur material losses. Regulatory changes may also result in merchants seeking to charge customers additional fees for use of Electronic Payments. Additionally, in recent years, increased incidents of security breaches have caused some consumers to lose confidence in the ability of retailers to protect their information, causing consumers to discontinue use of electronic payment methods. In addition, security breaches could result in financial institutions cancelling large numbers of credit and debit cards, or consumers electing to cancel their cards following such an incident.

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In order to remain competitive and to continue to increase our revenues and earnings, we must continually update our products and services, a process which could result in increased costs and the loss of revenues, earnings, merchants and distribution partners if the new products and services do not perform as intended or are not accepted in the marketplace.

The electronic payments industry in which we compete is subject to rapid technological changes and is characterized by new technology, product and service introductions, evolving industry standards, changing merchant needs and the entrance of non-traditional competitors. We are subject to the risk that our existing products and services become obsolete, and that we are unable to develop new products and services in response to industry demands. Our future success will depend in part on our ability to develop or adapt to technological changes and evolving industry. We are continually involved in a number of projects, such as the introduction of our SMB retail terminal solution and other new offerings emerging in the electronic payments industry, many of which require investment in non-revenue generating products or services that our distribution partners and merchants expect to be included in our product and service offerings. These projects carry the risks associated with any development effort, including difficulty in determining market demand and timing for delivery of new products and services, cost overruns, delays in delivery and performance problems. In addition, new products and offerings may not perform as intended or generate the business or revenue growth expected. Defects in our software and errors or delays in our processing of electronic transactions could result in additional development costs, diversion of technical and other resources from our other development efforts, loss of credibility with current or potential distribution partners and merchants, harm to our reputation, fines imposed by card networks, or exposure to liability claims. Any delay in the delivery of new products or services or the failure to differentiate our products and services could render them less desirable, or possibly even obsolete, to our merchants. Additionally, the market for alternative payment processing products and services is evolving, and it may develop too rapidly or not rapidly enough for us to recover the costs we have incurred in developing new products and services.

We may not be able to continue to expand our share of the existing electronic payments industry or expand into new markets, which would inhibit our ability to grow and increase our profitability.

Our future growth and profitability depend, in part, upon our continued expansion within the markets in which we currently operate, the emergence of other markets for electronic payments and our ability to penetrate these markets and our current distribution partners’ merchant base. Future growth and profitability of our business may depend upon our ability to penetrate new industries and markets for electronic payments.

Our ability to expand into new industries and markets also depends upon our ability to adapt our existing technology or to develop new technologies to meet the particular needs of each new industry or market. We may not have adequate financial or technological resources to develop effective and secure services or distribution channels that will satisfy the demands of these new industries or markets. Penetrating these new industries or markets may also prove to be more challenging or costly or take longer than we may anticipate. If we fail to expand into new and existing electronic payments industries and markets, we may not be able to continue to grow our revenues and earnings.

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Our acquisitions subject us to a variety of risks that could harm our business.

We review and complete selective acquisition opportunities. There can be no assurances that we will be able to complete suitable acquisitions for a variety of reasons, including the identification of and competition for acquisition targets, the need for regulatory approvals, the inability of the parties to agree to the structure or purchase price of the transaction and our inability to finance the transaction on commercially acceptable terms. In addition, any completed acquisition will subject us to a variety of other risks:

●	we may need to allocate substantial operational, financial and management resources in integrating new businesses, technologies and products, and management may encounter difficulties in integrating the operations, personnel or systems of the acquired businesses;

●	acquisitions may have a material adverse effect on our business relationships with existing or future merchants or distribution partners, in particular, to the extent we consummate acquisitions that increase our sales and distribution capabilities;

●	we may assume substantial actual or contingent liabilities, known and unknown;

●	acquisitions may not meet our expectations of future financial performance;

●	we may experience delays or reductions in realizing expected synergies or benefits;

●	we may incur substantial unanticipated costs or encounter other problems associated with acquired businesses or devote time and capital investigating a potential acquisition and not complete the transaction;

●	we may be unable to achieve our intended objectives for the transaction; and

●	we may not be able to retain the key personnel, customers and suppliers of the acquired business.

Additionally, we may be unable to maintain uniform standards, controls, procedures and policies as we attempt to integrate the acquired businesses, and this may lead to operational inefficiencies. These factors related to our acquisition strategy, among others, could have a material adverse effect on our business, financial condition and results of operations.

Potential changes in the competitive landscape, including disintermediation from other participants in the payments value chain, could harm our business.

We expect that the competitive landscape will continue to change, including the following developments.

●	Rapid and significant changes in technology may result in technology-led marketing that is focused on business solutions rather than pricing, new and innovative payment methods and programs that could place us at a competitive disadvantage and reduce the use of our services.

●	Competitors, distribution partners, and other industry participants may develop products that compete with or replace our value-added products and services.

●	Participants in the financial services payments and technology industries may merge, create joint ventures or form other business combinations that may strengthen their existing business services or create new payment services that compete with us.

●	New services and technologies that we develop may be impacted by industry-wide solutions and standards related to migration to EMV chip technology, tokenization or other security-related technologies

Failure to compete effectively against any of these competitive threats could have a material adverse effect on our business, financial condition and results of operations.

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We may not be able to successfully manage our intellectual property and may be subject to infringement claims.

We rely on a combination of contractual rights and copyright, trademark, patent and trade secret laws to establish and protect our proprietary technology. Third parties may challenge, circumvent, infringe or misappropriate our intellectual property, or such intellectual property may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of service offerings or other competitive harm. Others, including our competitors, may independently develop similar technology, duplicate our services or design around our intellectual property and, in such cases, we could not assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information. We may have to litigate to enforce or determine the scope and enforceability of our intellectual property rights and know-how, which is expensive, could cause a diversion of resources and may not prove successful. Also, because of the rapid pace of technological change in our industry, aspects of our business and our services rely on technologies developed or licensed by third parties, and we may not be able to obtain or continue to obtain licenses and technologies from these third parties on reasonable terms or at all. The loss of intellectual property protection or the inability to license or otherwise use third-party intellectual property could harm our business and ability to compete.

We may also be subject to costly litigation if our services and technology are alleged to infringe upon or otherwise violate a third party’s proprietary rights. Third parties may have, or may eventually be issued, patents that could be infringed by our products, services or technology. Any of these third parties could make a claim of infringement against us with respect to our products, services or technology. We may also be subject to claims by third parties for patent, copyright or trademark infringement, breach of license or violation of other third-party intellectual property rights. Any claim from third parties may result in a limitation on our ability to use the intellectual property subject to these claims. Additionally, in recent years, individuals and groups have been purchasing intellectual property assets for the sole purpose of making claims of infringement or other violations and attempting to extract settlements from companies like ours. Even if we believe that intellectual property related claims are without merit, defending against such claims is time consuming and expensive and could result in the diversion of the time and attention of our management and employees. Claims of intellectual property infringement or violation also might require us to redesign affected products or services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products or services. Even if we have an agreement for indemnification against such costs, the indemnifying party, if any in such circumstances, may be unable to uphold its contractual obligations. If we cannot or do not license the infringed technology on reasonable terms or substitute similar technology from another source, our revenue and earnings could be adversely impacted.

We are subject to economic and political risk, the business cycles of our merchants and distribution partners and the overall level of consumer and commercial spending, which could negatively impact our business, financial condition and results of operations.

The Electronic Payments industry depends heavily on the overall level of consumer, commercial and government spending. We are exposed to general economic conditions that affect consumer confidence, consumer spending, consumer discretionary income and changes in consumer purchasing habits. A sustained deterioration in general economic conditions or increases in interest rates could adversely affect our financial performance by reducing the number or aggregate dollar volume of transactions made using Electronic Payments. If our merchants make fewer sales of their products and services using Electronic Payments, or consumers spend less money through Electronic Payments, we will have fewer transactions to process at lower dollar amounts, resulting in lower revenue. In addition, a weakening in the economy could force merchants to close at higher than historical rates, resulting in exposure to potential losses and a decline in the number of transactions that we process. We also have material fixed and semi-fixed costs, including rent, debt service, contractual minimums and salaries, which could limit our ability to quickly adjust costs and respond to changes in our business and the economy.

A substantial portion of all of our merchants are small- and medium-sized businesses, which may increase the impact of economic fluctuations and merchant attrition on us.

We market and sell our solutions to SMB merchants. For the year ended December 31, 2015, approximately $446.4 million, or 97% of our revenue, was derived from SMB merchants. SMB merchants are typically more susceptible to the adverse effects of economic fluctuations than larger businesses. We experience attrition in merchants and merchant charge volume in the ordinary course of business resulting from several factors, including business closures, transfers of merchants’ accounts to our competitors and account closures that we initiate due to heightened credit risks relating to, or contract breaches by, a merchant. Adverse changes in the economic environment or business failures of our SMB merchants may have a greater impact on us than on our competitors who do not focus on SMB merchants to the extent that we do. We cannot accurately predict the level of SMB merchant attrition in the future. If we are unable to establish accounts with new merchants or otherwise increase our payment processing volume in order to counter the effect of this attrition, our revenues will decline.

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Our systems and our third-party providers’ systems may fail due to factors beyond our control, which could interrupt our service, resulting in our inability to process, cause us to lose business, increase our costs and expose us to liability.

We depend on the efficient and uninterrupted operation of numerous systems, including our computer network systems, software, data centers and telecommunication networks, as well as the systems and services of our bank sponsors, the payment networks, third-party providers of processing services and other third parties. Our systems and operations or those of our third-party providers, such as our provider of dial-up authorization services, or the payment networks themselves, could be exposed to damage or interruption from, among other things, fire, natural disaster, power loss, telecommunications failure, unauthorized entry, computer viruses, denial-of-service attacks, acts of terrorism, human error or sabotage, financial insolvency and similar events. Our property and business interruption insurance may not be adequate to compensate us for all losses or failures that may occur. At present, our critical operational systems, such as our payment gateway, are fully redundant, while certain of our less critical systems are not. Therefore, certain aspects of our operations may be subject to interruption. Also, while we have disaster recovery policies and arrangements in place, they have not been tested under actual disasters or similar events.

Defects in our systems or those of third parties, errors or delays in the processing of payment transactions, telecommunications failures or other difficulties could result in failure to process transactions, additional operating and development costs, diversion of technical and other resources, loss of revenue, merchants and distribution partners, loss of merchant and cardholder data, harm to our business or reputation, exposure to fraud losses or other liabilities and fines and other sanctions imposed by payment networks.

We rely on other service and technology providers. If they fail or discontinue providing their services or technology generally or to us specifically, our ability to provide services to merchants may be interrupted, and, as a result, our business, financial condition and results of operations could be adversely impacted.

We rely on third parties to provide or supplement bankcard processing services and for infrastructure hosting services. We also rely on third parties for specific software and hardware used in providing our products and services. The termination by our service or technology providers of their arrangements with us or their failure to perform their services efficiently and effectively may adversely affect our relationships with our merchants and, if we cannot find alternate providers quickly, may cause those merchants to terminate their relationship with us.

We also rely in part on third parties for the development and access to new technologies, or updates to existing products and services for which third parties provide ongoing support, which increases the cost associated with new and existing product and service offerings. Failure by these third-party providers to devote an appropriate level of attention to our products and services could result in delays in introducing new products or services, or delays in resolving any issues with existing products or services for which third-party providers provide ongoing support.

Fraud by merchants or others could cause us to incur losses.

We face potential liability for fraudulent electronic payment transactions initiated by merchants or others. Merchant fraud occurs when a merchant opens a fraudulent merchant account and conducts fraudulent transactions or when a merchant, rather than a customer (though sometimes working together with a customer engaged in fraudulent activities), knowingly uses a stolen or counterfeit card or card number to record a false sales transaction, or intentionally fails to deliver the merchandise or services sold in an otherwise valid transaction. Any time a merchant is unable to fund a chargeback, we are responsible for that chargeback. Additionally, merchant fraud occurs when employees of merchants change the merchant demand deposit accounts to their personal bank account numbers, so that payments are improperly credited to the employee’s personal account. We have established systems and procedures to detect and reduce the impact of merchant fraud, but we cannot be sure that these measures are or will be effective. Failure to effectively manage risk and prevent fraud could increase our chargeback or other liability.

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We also have potential liability for losses caused by fraudulent card-based payment transactions. Card fraud occurs when a merchant’s customer uses a stolen card (or a stolen card number in a card-not-present transaction) to purchase merchandise or services. In a card-present transaction, if the merchant swipes the card, receives authorization for the transaction from the issuer and verifies the signature on the back of the card against the paper receipt signed by the customer, the issuer remains liable for any loss. In a card-not-present transaction, even if the merchant receives authorization for the transaction, the merchant is liable for any loss arising from the transaction. Many of the merchants that we serve transact a substantial percentage of their sales in card-not-present transactions over the Internet or in response to telephone or mail orders, which makes these merchants more vulnerable to fraud than merchants whose transactions are conducted largely in card-present transactions.

We rely on bank sponsors, which have substantial discretion with respect to certain elements of our business practices, in order to process electronic payment transactions. If these sponsorships are terminated and we are not able to secure new bank sponsors, we will not be able to conduct our business.

Because we are not a bank, we are not eligible for membership in the Visa, MasterCard and other payment networks, and are, therefore, unable to directly access these payment networks, which are required to process transactions. These networks’ operating regulations require us to be sponsored by a member bank in order to process Electronic Payment transactions. We are currently registered with Visa and MasterCard through Wells Fargo and Synovus Bank.

The current term of our agreement with Wells Fargo lasts through December 2021 and will thereafter automatically renew for two-year periods unless either party provides the other at least three months’ notice of its intent to terminate. The current term of our agreement with Synovus Bank lasts through October 2020 and will thereafter automatically renew for two-year periods unless either party provides the other at least six months’ notice of its intent to terminate.

Our bank sponsors may terminate their agreements with us if we materially breach the agreements and do not cure the breach within an established cure period, if our membership with Visa and/or MasterCard terminates, if we enter bankruptcy or file for bankruptcy, or if applicable laws or regulations, including Visa and/or MasterCard regulations, change to prevent either the applicable bank or us from performing services under the agreement. If these sponsorships are terminated and we are unable to secure a replacement bank sponsor within the applicable wind down period, we will not be able to process electronic payment transactions.

Furthermore, our agreements with our bank sponsors provide the bank sponsors with substantial discretion in approving certain elements of our business practices, including our solicitation, application and underwriting procedures for merchants. We cannot guarantee that our bank sponsors’ actions under these agreements will not be detrimental to us, nor can we provide assurance that any of our bank sponsors will not terminate their sponsorship of us in the future. Our bank sponsors have broad discretion to impose new business or operational requirements on us, which may materially adversely affect our business. If our sponsorship agreements are terminated and we are unable to secure another bank sponsor, we will not be able to offer Visa or MasterCard transactions or settle transactions which would likely cause us to terminate our operations.

Our bank sponsors also provide or supplement authorization, funding and settlement services in connection with our bankcard processing services. If our sponsorships agreements are terminated and we are unable to secure another bank sponsor, we will not be able to process Visa and MasterCard transactions which would have a material adverse effect on our business, financial condition and results of operations.

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We incur liability when our merchants refuse or cannot reimburse us for chargebacks resolved in favor of their customers.

We have potential liability for chargebacks associated with the transactions we process. If a billing dispute between a merchant and a cardholder is not ultimately resolved in favor of the merchant, the disputed transaction is “charged back” to the merchant’s bank and credited or otherwise refunded to the cardholder. The risk of chargebacks is typically greater with those merchants that promise future delivery of goods and services rather than delivering goods or rendering services at the time of payment. If we or our bank sponsors are unable to collect the chargeback from the merchant’s account or reserve account (if applicable), or if the merchant refuses or is financially unable (due to bankruptcy or other reasons) to reimburse the merchant’s bank for the chargeback, we may bear the loss for the amount of the refund paid to the cardholder. Any increase in chargebacks not paid by our merchants could increase our costs and decrease our revenues.

Our risk management policies and procedures may not be fully effective in mitigating our risk exposure in all market environments or against all types of risks.

We operate in a rapidly changing industry. Accordingly, our risk management policies and procedures may not be fully effective to identify, monitor, manage and remediate our risks. Some of our risk evaluation methods depend upon information provided by others and public information regarding markets, merchants or other matters that are otherwise inaccessible by us. In some cases, that information may not be accurate, complete or up-to-date. Additionally, our risk detection system is subject to a high degree of “false positive” risks being detected, which makes it difficult for us to identify real risks in a timely manner. If our policies and procedures are not fully effective or we are not always successful in capturing all risks to which we are or may be exposed, we may suffer harm to our reputation or be subject to litigation or regulatory actions that materially increase our costs and subject us to reputational damage that could limit our ability to grow and cause us to lose existing merchant clients.

Legal proceedings could have a material adverse effect on our business, financial condition or results of operations.

In the ordinary course of business, we may become involved in various litigation matters, including but not limited to commercial disputes and employee claims, and from time to time may be involved in governmental or regulatory investigations or similar matters arising out of our current or future business. Any claims asserted against us, regardless of merit or eventual outcome, could harm our reputation and have an adverse impact on our relationship with our merchants, distribution partners and other third parties and could lead to additional related claims. Certain claims may seek injunctive relief, which could disrupt the ordinary conduct of our business and operations or increase our cost of doing business. Our insurance or indemnities may not cover all claims that may be asserted against us, and any claims asserted against us, regardless of merit or eventual outcome, may harm our reputation and cause us to expend resources in our defense. Furthermore, there is no guarantee that we will be successful in defending ourselves in future litigation. Should the ultimate judgments or settlements in any pending litigation or future litigation or investigation significantly exceed our insurance coverage, they could have a material adverse effect on our business, financial condition and results of operations.

The loss of key personnel or of our ability to attract, recruit, retain and develop qualified employees could adversely affect our business, financial condition and results of operations.

Our success depends upon the continued services of our senior management and other key personnel who have substantial experience in the electronic payments industry and the markets in which we offer our services. In addition, our success depends in large part upon the reputation within the industry of our senior managers who have, developed relationships with our distribution partners, payment networks and other payment processing and service providers. Further, in order for us to continue to successfully compete and grow, we must attract, recruit, develop and retain personnel who will provide us with expertise across the entire spectrum of our intellectual capital needs. Our success is also depends on the skill and experience of our sales force, which we must continuously work to maintain. While we have a number of key personnel who have substantial experience with our operations, we must also develop our personnel to provide succession plans capable of maintaining the continuity of our operations. The market for qualified personnel is competitive, and we may not succeed in recruiting additional personnel or may fail to effectively replace current personnel who depart with qualified or effective successors.

Failure to retain or attract key personnel could impede our ability to grow and could result in our inability to operate our business profitably. In addition, contractual obligations related to confidentiality, assignment of intellectual property rights, and non-solicitation may be ineffective or unenforceable and departing employees may share our proprietary information with competitors in ways that could adversely impact us, or seek to solicit our distribution partners or merchants or recruit our key personnel to competing businesses.

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Risk Relating to Indebtedness

We have a substantial amount of indebtedness, which may limit our operating flexibility and could adversely affect its results of operations and financial condition.

On a pro forma basis after giving effect to the Merger, CardConnect would have had approximately $140.0 million of indebtedness as of June 30, 2016, consisting of amounts outstanding under the first lien term loan facility and second lien term loan facility entered into in connection with the Merger.

Our Company’s indebtedness may have important consequences to our investors, including, but not limited to:

●	increasing the our vulnerability to, and reducing our flexibility to respond to, general adverse economic and industry conditions;

●	requiring the dedication of a substantial portion of our cash flow from operations to the payment of principal of, and interest on, its indebtedness, thereby reducing the availability of such cash flow to fund working capital, capital expenditures, acquisitions, joint ventures or other general corporate purposes;

●	limiting our flexibility in planning for, or reacting to, changes in our business and the competitive environment; and

●	limiting our ability to borrow additional funds and increasing the cost of any such borrowing.

Pursuant to the credit agreement with BMO Harris Bank N.A. (“BMO”), acting as administrative agent for a group of lenders, for a first lien credit facility (the “First Lien Facility”), and the second lien credit agreement with Babson Capital Finance LLC (“Babson”), also acting as administrative agent for a group of lenders, for a second lien term loan facility (the “Second Lien Facility” and, together with the First Lien Facility, the “Credit Facilities”) interest rates payable with respect to the First Lien Facility and Second Lien Facility vary at stated margins above either LIBOR or BMO’s base rate. An increase in interest rates would adversely affect our profitability.

Upon the occurrence of an event of default relating to our Credit Facilities, the lenders could elect to accelerate payments due and terminate all commitments to extend further credit. Consequently, we may not have sufficient assets to repay the amounts outstanding under the Credit Facilities, as well as other secured and unsecured indebtedness.

The credit agreements for the Credit Facilities provide that upon the occurrence of an event of default, the lenders will be able to elect to declare all amounts outstanding under the Credit Facilities to be immediately due and payable and terminate all commitments to lend additional funds. If we are unable to repay those amounts, the lenders for the Credit Facilities could proceed to foreclose against the collateral we granted to them to secure that indebtedness. We pledged substantially all of our and our subsidiaries’ assets as collateral for the Credit Facilities. If the lenders for the Credit Facilities accelerate the repayment of borrowings, we cannot assure you that we will have sufficient assets to repay the amounts outstanding under the Credit Facilities, as well as any other secured and unsecured indebtedness, and if the lenders foreclose on our assets, it could render your common stock worthless.

The credit agreements for the Credit Facilities and the terms of our outstanding Series A Preferred Stock issued as partial financing for the Merger (the “Equity Financing”) contain restrictive covenants that may impair our ability to conduct business.

The credit agreements for the Credit Facilities and the terms of our Series A Preferred Stock contain operating covenants and financial covenants that may in each case limit management’s discretion with respect to certain business matters. Among other things, these covenants restrict our and Merger Sub’s ability to, among other things, incur additional debt, change the nature of our business, sell or otherwise dispose of assets, make acquisitions, and merge or consolidate with other entities. As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or other financing to compete effectively or to take advantage of new business opportunities. The terms of any future indebtedness we may incur could include more restrictive covenants. Failure to comply with such restrictive covenants may lead to default and acceleration under the credit agreements for the Credit Facilities and may impair our ability to conduct business. We may not be able to maintain compliance with these covenants in the future and, if we fail to do so, that we will be able to obtain waivers from the lenders and/or amend the covenants, which may result in foreclosure on our assets and our common stock becoming worthless.

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Risks Relating to Our Corporate Structure and the Merger

Following the consummation of the Merger, our only significant asset is ownership of CardConnect’s business through our 100.0% ownership interest in Merger Sub. If CardConnect’s business is not profitably operated, Merger Sub may be unable to pay us dividends or make distributions or loans to enable us to pay any dividends on our common stock or satisfy our other financial obligations.

Following the consummation of the Merger, we have no direct operations and no significant assets other than the ownership of Merger Sub, which operates CardConnect’s business. We will depend on profits generated by CardConnect’s business for distributions, debt repayment and other payments to generate the funds necessary to meet our financial obligations, including our expenses as a publicly traded company, and to pay any dividends with respect to our capital stock. Legal and contractual restrictions in the credit agreements for the Credit Facilities and any future indebtedness of the Company, as well as the financial condition and operating requirements of the Company, may limit our ability to receive distributions from Merger Sub and the CardConnect business.

Provisions in our charter and Delaware law may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

Our charter contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include the ability of the board of directors to designate the terms of and issue new series of preferred shares, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

A market for our securities may not continue, which would adversely affect the liquidity and price of our securities.

The price of our securities may fluctuate significantly due to the market’s reaction to the Merger and general market and economic conditions. An active trading market for our securities following the Merger may never develop or, if developed, it may not be sustained.

NASDAQ may not continue to list our securities on its exchange, and we may be unable to satisfy listing requirements in the future, which could limit investors’ ability to effect transactions in our securities and subject us to additional trading restrictions.

As a result of the proposed Merger, NASDAQ rules require that we apply to continue the listing of our common stock and warrants. While we have applied to have our common stock and warrants continue to be listed on NASDAQ upon consummation of the Merger, we must meet NASDAQ’s initial listing requirements. We may be unable to meet those requirements. Even if our securities are listed on NASDAQ following the Merger, we may be unable to maintain the listing of our securities in the future.

If we fail to meet the initial listing requirements and NASDAQ does not list our securities on its exchange, or if we are delisted, there could be significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	a limited amount of news and analyst coverage for the combined Company; and

●	a decreased ability to obtain capital or pursue acquisitions by issuing additional equity or convertible securities.

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We will incur increased costs and obligations as a result of being a public company.

As a privately held company, CardConnect has not been required to comply with many corporate governance and financial reporting practices and policies required of a publicly traded company. As a publicly traded company, we will incur significant legal, accounting and other expenses that CardConnect was not required to incur in the recent past. These expenses will increase once the combined Company is no longer an “emerging growth company” as defined under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd Frank, the Sarbanes-Oxley Act, regulations related hereto and the rules and regulations of the SEC and NASDAQ, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase our legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

For as long as we remain an “emerging growth company” as defined in the JOBS Act, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” We may remain an “emerging growth company” for up to five years from FinTech’s initial public offering (the “IPO”) or until such earlier time that we have more than $1.0 billion in annual revenues, have more than $700.0 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period. To the extent we choose not to use exemptions from various reporting requirements under the JOBS Act, or if we no longer can be classified as an “emerging growth company,” we expect that we will incur additional compliance costs, which will reduce our ability to operate profitably.

As an “emerging growth company,” we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

As an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including not being required to obtain an assessment of the effectiveness of our internal controls over financial reporting from our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards, which we have elected to do.

We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active market for our common stock, our share price may be more volatile and the price at which our securities trade could be less than if we did not use these exemptions.

If we do not develop and implement all required accounting practices and policies, we may be unable to provide the financial information required of a U.S. publicly traded company in a timely and reliable manner.

Prior to the Merger, CardConnect was a privately held company and as such was not been required to adopt all of the financial reporting and disclosure procedures and controls required of a U.S. publicly traded company. We expect that the implementation of all required accounting practices and policies and the hiring of additional financial staff will increase the operating costs of the combined Company and could require the management of the combined Company to devote significant time and resources to such implementation. If we fail to develop and maintain effective internal controls and procedures and disclosure procedures and controls, we may be unable to provide financial information and required SEC reports that are timely and reliable. Any such delays or deficiencies could harm us, including by limiting our ability to obtain financing, either in the public capital markets or from private sources and damaging our reputation, which in either cause could impede our ability to implement our growth strategy. In addition, any such delays or deficiencies could result in our failure to meet the requirements for continued listing of our common stock on NASDAQ.

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We may issue additional shares of common stock or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our common stock.

We may issue additional shares of common stock or other equity securities in the future in connection with, among other things, future acquisitions or repayment of outstanding indebtedness without shareholder approval in a number of circumstances.

Our issuance of additional common stock or other equity securities could have one or more of the following effects:

●	our existing shareholders’ proportionate ownership interest in us will decrease;

●	the amount of cash available per share, including for payment of dividends in the future, may decrease;

●	the relative voting strength of each previously outstanding share of common stock may be diminished; and

●	the market price of our common stock may decline.

If our performance does not meet market expectations, the price of our securities may decline.

If our performance does not meet market expectations, the price of our common stock may decline. In addition, fluctuations in the price of our common stock could contribute to the loss of all or part of your investment. Prior to the Merger, there has not been a public market for CardConnect’s stock, and trading in our common stock has not been active. Accordingly, the valuation ascribed to CardConnect and our common stock in the Merger may not be indicative of the price that will prevail in the trading market following the Merger. If an active market for our common stock develops and continues, the trading price of our common stock could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond our control. Any of the factors listed below could have a material adverse effect on your investment in our common stock and our common stock may trade at prices significantly below the price you paid for them.

Factors affecting the trading price of our common stock may include:

●	actual or anticipated fluctuations in our quarterly financial results or the quarterly financial results of companies perceived to be similar to us;

●	changes in the market’s expectations about our operating results;

●	success of competitors;

●	our operating results failing to meet market expectations in a particular period;

●	changes in financial estimates and recommendations by securities analysts concerning us or the payments processing industry and market in general;

●	operating and stock price performance of other companies that investors deem comparable to us;

●	our ability to market new and enhanced products on a timely basis;

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●	changes in laws and regulations affecting our business;

●	commencement of, or involvement in, litigation involving us;

●	changes in our capital structure, such as future issuances of securities or the incurrence of additional debt;

●	the volume of shares of our common stock available for public sale;

●	any significant change in our board or management;

●	sales of substantial amounts of common stock by our directors, executive officers or significant stockholders or the perception that such sales could occur; and

●	general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may depress the market price of our common stock irrespective of our operating performance. The stock market in general and NASDAQ have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for financial technology stocks or the stocks of other companies which investors perceive to be similar to us could depress our stock price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common stock also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

Warrants to purchase our common stock are exercisable as of August 28, 2016, which could increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders.

Outstanding warrants to purchase an aggregate of 10,300,000 shares of our common stock are exercisable as of August 28, 2016, the 30th day following the closing of the Merger, in accordance with the terms of the warrant agreement governing those securities. These warrants consist of 10,000,000 warrants originally included in the units issued in our IPO and 300,000 warrants included in the placement units. Each warrant entitles its holder to purchase one share of our common stock at an exercise price of $12.00 per share and will expire at 5:00 p.m., New York time, on July 29, 2021, or earlier upon redemption of our common stock or our liquidation. To the extent warrants are exercised, additional shares of our common stock will be issued, which will result in dilution to our then existing stockholders and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could depress affect the market price of our common stock.

We may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to us after the Merger, which could have a material adverse effect on our business.

As a private company, CardConnect was not subject to Section 404 of the Sarbanes-Oxley Act. However, following the Merger, the combined Company is required to provide management’s attestation on internal controls commencing with the Company’s annual report for the year ending December 31, 2016. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act are significantly more stringent than those required of CardConnect as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the Company after the Merger. If we are not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, we may not be able to assess whether our internal controls over financial reporting are effective, which may subject us to adverse regulatory consequences and could harm investor confidence and lead to a decrease in the market price of our common stock.

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Pursuant to the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act for so long as we are an “emerging growth company.”

Section 404 of the Sarbanes-Oxley Act requires annual management assessments of the effectiveness of our internal control over financial reporting, and generally requires in the same report a report by our independent registered public accounting firm on the effectiveness of our internal control over financial reporting. However, under the JOBS Act, our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act until we are no longer an “emerging growth company.” We will be an “emerging growth company” until the earlier of (1) the last day of the fiscal year (a) following February 12, 2020, the fifth anniversary of our IPO, (b) in which we have total annual gross revenue of at least $1.0 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. Accordingly, until we cease being an “emerging growth company” stockholders will not have the benefit of an independent assessment of the effectiveness of our interest comfort environment.

The unaudited pro forma financial information incorporated by reference in this prospectus may not be indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information incorporated by reference in this prospectus is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Merger been completed on the date indicated.

Our ability to successfully operate the business after the Merger depends largely upon the efforts of certain key personnel, including the key personnel of CardConnect, all of whom we expect to continue to stay with the combined Company following the Merger. The loss of such key personnel could adversely affect the operations and profitability of the post-combination business.

Our ability to recognize certain benefits of the Merger and successfully operate CardConnect’s business following the Merger will depend upon the efforts of certain key personnel of CardConnect. Although we expect all of such key personnel will continue to remain with the Company following the Merger, the unexpected loss of key personnel may adversely affect the operations and profitability of the Company. In addition, our future success depends in part on our ability to identify and retain key personnel to succeed senior management. Furthermore, while we have closely scrutinized the skills, abilities and qualifications of the key CardConnect personnel that will be employed by the Company, our assessment may not prove to be correct. If such personnel do not possess the skills, qualifications or abilities we expect or those necessary to manage a public company, the operations and profitability of the Company’s business may be negatively impacted.

Our ability to meet expectations and projections in any research or reports published by securities or industry analysts, or a lack of coverage by securities or industry analysts, could result in a depressed market price and limited liquidity for our common stock.

The trading market for our common stock will be influenced by the research and reports that industry or securities analysts may publish about us, our business, our market, or our competitors. If no or few securities or industry analysts commence coverage of the combined Company, our stock price would likely be less than that which would obtain if we had such coverage and the liquidity, or trading volume of our common stock may be limited, making it more difficult for a stockholder to sell shares at an acceptable price or amount. If any analysts do cover the combined Company, their projections may vary widely and may not accurately predict the results we actually achieve. Our share price may decline if our actual results do not match the projections of research analysts covering us. Similarly, if one or more of the analysts who write reports on us downgrades our stock or publishes inaccurate or unfavorable research about our business, our share price could decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, our share price or trading volume could decline.

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Future sales of our common stock issued to CardConnect shareholders may reduce the market price of our common stock that you might otherwise obtain.

Under the Merger Agreement, the CardConnect shareholders received as consideration in the Merger, among other things, an aggregate of: (i) 15,162,470 shares of FinTech common stock and options to purchase 3,463,950 shares of FinTech common stock, which were issued upon conversion of options to purchase shares of CardConnect common stock outstanding immediately prior to the Merger (together, the “Stock Merger Consideration”). Certain CardConnect stockholders also purchased an aggregate of 350,000 shares of unregistered common stock in a private placement (the “PIPE Transaction”) consummated concurrently with the Merger. The CardConnect stockholders are restricted from transferring any shares of our common stock that they receive as a result of the Merger until the earlier of (i) the completion of a secondary underwritten offering, which we refer to as the Follow On Offering, that we are required to consummate within 12 months following the Merger pursuant the registration rights agreement described in the following paragraph, and (ii) 180 days after the closing of the Merger, subject to certain limited exceptions.

Upon the closing for the Merger we entered into a registration rights agreement with the CardConnect stockholders, which we refer to as the Registration Rights Agreement, with respect to the shares of our common stock that were issued to former CardConnect stockholders under the Merger Agreement and in the PIPE Transaction. Under the Registration Rights Agreement, we will agree to use commercially reasonable best efforts to consummate the Follow On Offering, which will be a registered underwritten public offering of shares of our common stock held by any CardConnect holder that elects to participate in such offering. Under the Registration Rights Agreement have also agreed to file a registration statement to register any shares of our common stock held by FTVENTURES III, L.P., FTVENTURES III-N, L.P. and FTVENTURES, which we refer to as the FTV Entities, for resale, which we refer to as the FTV Shelf Registration Statement. If the FTV Shelf Registration Statement is unavailable, the FTV Entities will have certain demand and piggyback registration rights.

Upon expiration of the lockup period applicable to shares of our common stock held by the CardConnect stockholders, effectiveness of the registration statement we file for the Follow On Offering, or effectiveness of the FTV Shelf, these parties may sell large amounts of our stock in the open market or in privately negotiated transactions. The registration and availability of such a significant number of shares of common stock for trading in the public market may increase the volatility in our stock price or put significant downward pressure on the price of our stock. In addition, we may use shares of our common stock as consideration for future acquisitions, which could further dilute our stockholders.

Under the Merger Agreement we have no right to seek indemnification from CardConnect shareholders following the Merger.

The representations, warranties and covenants made by CardConnect in the Merger Agreement did not survive closing and are not subject to indemnification. As a result, if CardConnect is found to have breached any of its representations, warranties or covenants contained in the Merger Agreement, other than those covenants that by their terms apply or are to be performed in whole or in part at or after the closing of the Merger, we have no recourse against CardConnect’s former shareholders other than for actual fraud.

We may be required to take write-downs or write-offs, restructuring and impairment or other charges following the Merger that could have a significant negative effect on our financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although FinTech’s management conducted a due diligence examination of CardConnect, we cannot assure you that this examination revealed all material issues that may be present in CardConnect’s business, or that factors outside of our and CardConnect’s control will not later arise. As a result, we may be forced to later write down or write off assets, restructure our operations, or incur impairment or other charges that could result in losses. Even if our due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to be unable to obtain future financing on favorable terms or at all.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Statements contained or incorporated by reference in this prospectus that reflect our current views with respect to future events and financial performance, business strategies, expectations for our business and any other statements of a future or forward-looking nature, constitute “forward-looking statements” for the purposes of federal securities laws. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” “will,” “approximately,” “shall” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements contained or incorporated by reference in this prospectus may include, for example, statements about the benefits of the Merger and the future financial performance of the combined Company.

The forward-looking statements contained or incorporated by reference in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. We cannot assure you that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to:

●	our future financial performance;

●	changes in the market for our products;

●	the ability to obtain or maintain the listing of our common stock on NASDAQ following the Merger;

●	the ability to recognize the anticipated benefits of the Merger, which may be affected by, among other things, competition, and the ability of the combined business to grow and manage growth profitably;

●	changes in applicable laws or regulations;

●	the possibility that we may be adversely affected by other economic, business and/or competitive factors;

●	other risks and uncertainties, including those described under the heading “Risk Factors”; and

●	other statements preceded by, followed by or that include the words “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “target” or similar expressions.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of the shares of our common stock covered by this prospectus other than proceeds from the exercise of the Options whose underlying shares of common stock are covered by this prospectus. We may use the proceeds received upon the exercise of Option to repurchase outstanding shares of common stock and for general corporate purposes. We have no assurance that any of the Options will be exercised.

DESCRIPTION OF SECURITIES

The description of our common stock contained in our Current Report on Form 8-K filed with the SEC on August 4, 2016 is incorporated herein by reference.

PLAN OF DISTRIBUTION

We are registering 799,927 shares of our common stock issuable upon the exercise of the Options.

Pursuant to the terms of the applicable Options, shares of our common stock will be issued to those optionholders who elect to exercise and provide payment of the exercise price. We do not know if or when the Options will be exercised. We also do not know whether any of the shares of common stock acquired upon exercise of any Options will subsequently be resold.

LEGAL MATTERS

The validity of the shares of common stock offered pursuant to this prospectus will be passed upon by Ledgewood, PC, Philadelphia, Pennsylvania.

EXPERTS

The financial statements of FinTech Acquisition Corp. as of October 31, 2015 and 2014, and for the years ended October 31, 2015 and 2014, and the financial statements of FTS Holding Corporation and Subsidiaries as of December 31, 2015 and 2014 and for the years ended December 31, 2015, 2014 and 2013 incorporated by reference in this prospectus have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon incorporated by reference in this prospectus, and are included in reliance on such report given on the authority of such firm as an expert in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the SEC. You may read and copy these documents at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the operation of the Public Reference Room may be obtained by calling 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the SEC’s website is www.sec.gov. You may also access or SEC filings and obtain other information about us at our website www.cardconnect.com. The information contained in our website is not incorporated by reference in prospectus.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission (the “SEC”) allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to documents we have filed with the SEC but that we do not include in this registration statement. Any statement contained in a document incorporated or deemed to be incorporated by reference into this registration statement will be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained in this registration statement or any other subsequently filed document that is deemed to be incorporated by reference into this registration statement modifies or supersedes such statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this registration statement. We incorporate by reference the documents listed below that we have filed with the SEC:

●	Our prospectus filed on September 28, 2016 pursuant to Rule 424(b) of the Securities Act, which prospectus is a part of the Company’s Registration Statement on Form S-1 (Registration No. 333-213327)

●	Our Quarterly Reports on Form 10-Q for the quarters ended January 31, 2016 and April 30, 2106.

●	Our Current Reports on Form 8-K filed on March 7, 2016, June 27, 2016, July 6, 2016, July 25, 2016, July 27, 2016, August 2, 2016, August 4, 2016 and September 9, 2016, and our Current Reports on Form 8-K/A filed on August 4, 2016, August 9, 2016 and August 12, 2016.

●	The description of our common stock contained in our Registration Statement on Form 8-A12B, as amended, dated February 12, 2015.

All documents that we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and will be a part of this registered statement from the date of filing of such documents, and shall automatically update and supersede information in this registration statement. Nothing in this registration statement shall be deemed to incorporate information furnished to but not filed with the SEC pursuant to Item 2.02 or Item 7.01 of Form 8-K (or corresponding information furnished under Item 9.01 or included as an exhibit).

You may request a copy of any of these documents incorporated by reference, which we will provide to you without charge, by written or oral request to us at the following address or phone number:

CardConnect Corp.

Attention: Charles Bernicker

1000 Continental Drive, Suite 300

King of Prussia, Pennsylvania 19406

Phone: (484) 581-2934

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Amount to be Paid
Securities and Exchange Commission filing fee	$—
Legal fees and expenses	7,500
Accounting fees and expenses	7,500
Printing and mailing expenses	2,500
Miscellaneous fees and expenses	500
Total expenses	$18,000

CardConnect Corp. will pay all of the above fees and expenses. All expenses are estimated.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation — a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Under Section 145 of the DGCL, a corporation shall indemnify an agent of the corporation for expenses actually and reasonably incurred if and to the extent such person was successful on the merits in a proceeding or in defense of any claim, issue or matter therein.

Section 145 of the DGCL authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

Our second amended and restate certificate of incorporation provides for that our directors shall not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL amended. Our amended and restated bylaws provide for indemnification of our directors and officers to the maximum extent permitted by the DGCL.

We expect to maintain standard policies of insurance that provide coverage to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

ITEM 17. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

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(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (“Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser,

(i)   Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)   Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)   Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

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(ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)   Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 2 on Form S-3 to Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City and State of King of Prussia, Pennsylvania on October 4, 2016.

CARDCONNECT CORP.

By:	/s/ Jeffrey Shanahan
Name:	Jeffrey Shanahan
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeffrey Shanahan and Charles Bernicker or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or of his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Jeffrey Shanahan	Date: October 4, 2016
Jeffrey Shanahan, Chief Executive Officer, President and Director (principal executive officer)

/s/ Charles Bernicker	Date: October 4, 2016
Charles Bernicker, Chief Financial Officer (principal financial officer)

/s/ Anthony Hrzic	Date: October 4, 2016
Anthony Hrzic, Controller (controller)

/s/ Richard Garman	Date: October 4, 2016
Richard Garman, Chairman of the Board of Directors

/s/ Peter Burns	Date: October 4, 2016
Peter Burns, Director

/s/ Betsy Cohen	Date: October 4, 2016
Betsy Cohen, Director

/s/ Toos Daruvala	Date: October 4, 2016
Toos Daruvala, Director

/s/ Ronald Taylor	Date: October 4, 2016
Ronald Taylor, Director

/s/ Christopher Winship	Date: October 4, 2016
Christopher Winship, Director

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EXHIBIT INDEX

4.1	Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock. (1)

4.2	Specimen Common Stock Certificate. (1)

4.3	Specimen Warrant Certificate (included in Exhibit 4.4).

4.4	Warrant Agreement, dated February 12, 2015, between Continental Stock Transfer & Trust Company and the CardConnect Corp.(2)

4.5	Shareholder Agreement, dated July 29, 2016, between CardConnect Corp. and the stockholders of CardConnect Corp. signatory thereto. (1)

5.1	Opinion of Ledgewood PC as to legality of the securities being registered.

23.1	Consent of Marcum LLP

23.2	Consent of Ledgewood PC (contained in exhibit 5.1 hereto).

24.1	Power of Attorney (included as part of signature pages to this registration statement)

99.1	FTS Holding Corporation 2010 Stock Option Plan, as amended, including form of option grant agreement (3)

(1)	Filed with the Registration Statement on Form S-4 (File No. 333-211139), initially filed on May 5, 2016, as amended.

(2)	Filed with the Current Report on Form 8-K filed on August 4, 2016

(3)	Filed with the Post-Effective Amendment No. 1 on Form S-8 to Form S-4 (File No. 333-211139) filed on October 4, 2016

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